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                                                                     Exhibit 8.1


                    [GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]



                                  June 20, 1997



(212) 351-4000                                                     C 15566-00015



Cityscape Financial Corp.
Cityscape Corp.
565 Taxter Road
Elmsford, New York 10523

                  Re:      12-3/4% Series A Senior Notes due 2004

Ladies and Gentlemen:

                  At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") of Cityscape Financial Corp., a Delaware corporation (the "Company") and Cityscape Corp., a New York corporation ("CSC"), filed in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $300,000,000 aggregate principal amount of the Company's 12-3/4% Series A Senior Notes due 2004 (the "New Notes"), the guarantee of the New Notes by CSC and the exchange of the New Notes for a like principal amount of the Company's 12-3/4% Senior Notes due 2004.

                  We hereby confirm our opinions set forth in the Registration Statement under the caption "Certain Federal Income Tax Considerations." Furthermore, it is our opinion that the discussion under the caption "Certain Federal Income Tax Considerations," to the extent it discusses matters of law or legal conclusions, is correct in all material respects.
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Cityscape Financial Corp.
Cityscape Corp.
June 20, 1997
Page 2


                  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement, and we further consent to the use of our name under the captions "Legal Matters" and "Certain Federal Income Tax Considerations." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.


                                                 Very truly yours,



                                                 /s/ Gibson, Dunn & Crutcher LLP